American Renal Associates Holdings, Inc. Announces Chief Financial Officer Transition
Jason Boucher Will Assume the Chief Financial Officer Role, Effective October 1, 2018
BEVERLY, MA (July 26, 2018) - American Renal Associates Holdings, Inc. (NYSE: ARA) (“ARA” or the “Company”), a leading provider of outpatient dialysis services, today announced the appointment of Jason Boucher as Vice President and Chief Financial Officer (CFO) effective October 1, 2018. Mr. Boucher will succeed Jonathan (Jon) Wilcox, who will be leaving the Company on September 30, 2018 for another opportunity. Mr. Wilcox and Mr. Boucher will work closely together during this time period to ensure a smooth transition.
Mr. Boucher, 46, currently serves as the Company’s Vice President of Finance, Chief Accounting Officer and Treasurer. Mr. Boucher has more than 20 years of leadership experience in finance and accounting roles, including seven years at the Company, and more than eight years with other publicly-traded companies. Mr. Boucher will report to Chairman and CEO Joseph (Joe) Carlucci, and he will lead ARA’s corporate finance department and oversee accounting, tax, treasury, financial planning and revenue cycle management. Mr. Boucher is a Certified Public Accountant, and he received his B.S. from Plymouth State College and his M.B.A. from Suffolk University’s Sawyer School of Management. The Company has retained an executive search firm to fill the Vice President of Finance role during or shortly after the CFO transition period.
“On behalf of the entire Company, I want to thank Jon for his many contributions to ARA over the past nine years,” said Mr. Carlucci. “Our Company has benefited greatly from Jon’s strong judgment and his outstanding financial and operational expertise, and we wish him the best in his future endeavors.”
Mr. Carlucci continued, “Jason is a talented individual, a strong leader and well-respected within our Company, as well as among our physician partners. I am proud that the experience of our management team has positioned ARA to fill the CFO role in a seamless manner as a result of our strong bench.”
“I am fortunate to have worked with so many outstanding people with whom I have been part of ARA’s growth and success over the past nine years,” Mr. Wilcox said. “My focus now is on supporting Jason and the entire team to ensure a seamless and effective transition.”

“Jon has done a great job leading our team, and I am very excited about the opportunity to succeed him as CFO,” said Mr. Boucher. “I look forward to continuing to work closely with the Company’s leadership team as we capitalize on the many growth opportunities ahead of us.”
2018 Outlook for Adjusted EBITDA-NCI:
The Company is also reiterating its recently updated guidance for 2018 Adjusted EBITDA-NCI to be in a range of $105 million to $111 million.
The Company is not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our reports on Form 10-Q filed or to be filed with the Securities and Exchange Commission (“SEC”) that may cause actual results to differ materially from those that we expected.
Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•
continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;

•	decline in commercial payor reimbursement rates;

•
the ultimate resolution of the Centers for Medicare and Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•
changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system proposed rule for 2019 issued on July 11, 2018;

•	federal or state healthcare laws that could adversely affect us;

•
our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the impact of the litigation by affiliates of UnitedHealth Group, Inc. and the resolution thereof, the Department of Justice inquiry, securities and derivative litigation and related matters;

•	the ability of the Company and UnitedHealth Group, Inc. to negotiate a final settlement agreement and a national network agreement;

•	changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

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claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurance costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
The forward-looking statements made in this press release are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

About American Renal Associates
American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of March 31, 2018, ARA operated 228 dialysis clinic locations in 26 states and the District of Columbia serving approximately 15,700 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.
American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978) 522-6063; Email: dlehrich@americanrenal.com